Bi-Optic Ventures Inc.

1030 Georgia Street West, Suite 615

Vancouver, British Columbia V6E 2Y3

Telephone No.: (604) 689-2646; Facsimile No.: (604) 689-1289

NOTICE OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN THAT the annual general meeting of the shareholders of Bi-Optic Ventures Inc. (the "Company") will be held at 10th Floor, 595 Howe Street, Vancouver, British Columbia, on August 4, 2004, at the hour of 10:00 A.M., Vancouver time, for the following purposes:

1. To receive and consider the report of the directors and the financial statements of the Company together with the auditor's report thereon for the financial year ended February 29, 2004.

2. To fix the number of directors at three.

3. To elect directors for the ensuing year.

4. To appoint the auditor for the ensuing year.

5. To authorize the directors to fix the remuneration to be paid to the auditor.

6. To authorize the directors in their discretion to amend stock options granted to insiders, subject to regulatory approvals, as more fully set forth in the information circular accompanying this notice.

7. To consider and, if thought advisable, to pass, with or without amendment,

   a special resolution to alter the Notice of Articles of the Company to remove the application of the Pre-Existing Provisions (as defined in the

   Business Corporations Act (British Columbia)).

8. To consider and, if thought fit, to pass a special resolution to alter the

   Notice of Articles of the Company to increase the authorized common share capital to an unlimited number of common shares.

9. To consider and, if thought fit, to pass a special resolution adopting new

   Articles.

10. To transact such further or other business as may properly come before the meeting and any adjournments thereof.

The accompanying information circular provides additional information relating to the matters to be dealt with at the meeting and is deemed to form part of this notice.

If you are unable to attend the meeting in person, please complete, sign and date the enclosed form of proxy and return the same in the enclosed return envelope provided for that purpose within the time and to the location set out in the form of proxy accompanying this notice.

DATED this 11th day of June, 2004.

BY ORDER OF THE BOARD

“Harry Chew”

Harry Chew, President & CEO